Exhibit 1.1

UNDERWRITING AGREEMENT

between

Mission NewEnergy Limited

and

CHARDAN CAPITAL MARKETS, LLC
RODMAN & RENSHAW, LLC

as Representatives

Mission NewEnergy Limited

UNDERWRITING AGREEMENT

New York, New York
___________ __, 2011
Chardan Capital Markets, LLC
Rodman & Renshaw, LLC
As Representatives of the several Underwriters named on Schedule 1 attached hereto
c/o	Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, New York 10004

Ladies and Gentlemen:

The undersigned, Mission NewEnergy Limited, a company formed under the laws of Australia (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement with Chardan Capital Markets, LLC and Rodman & Renshaw, LLC (hereinafter referred to as “you” (including its correlatives) or collectively called the “Representatives” or, individually, a “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representatives are acting as representatives (the Representatives and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1           Firm Shares.

1.1.1.          Nature and Purchase of Firm Shares.

(i)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of _____________ fully paid ordinary shares (“Firm Shares”), no par value per share (the “Shares”).

(ii)           The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of [___] per Share (93% of the per Share offering price). The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2.          Shares Payment and Delivery.

(i)           Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representatives and the Company at the offices of DLA Piper LLP (US), U.S. securities counsel to the Underwriters (“DLA Piper”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representatives and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii)           Payment for the Firm Shares shall be made on the Closing Date by wire transfer in U.S. federal (same day) funds, payable to the order of the Company upon delivery of holding statements evidencing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”) or the Clearing House Electronic Sub-Register System (“CHESS”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representatives for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2           Over-allotment Option.

1.2.1.          Option Shares.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted, an option to purchase up to [_______] Shares representing fifteen percent (15%) percent of the Firm Shares sold in the Offering from the Company (the “Over-allotment Option”). Such additional [                       ] Shares, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Shares set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2.          Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representatives, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of DLA Piper or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representatives. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters, severally and not jointly, will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3.          Payment and Delivery.  Payment for the Option Shares will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $[         ] per Option Share (93% of the per Option Share offering price) payable to the order of the Company upon delivery of holding statements evidencing the Option Shares (or through the facilities of DTC or CHESS) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representatives for applicable Option Shares.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1           Filing of Registration Statement.

2.1.1.          Pursuant to the Act.  The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-170471), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including any preliminary prospectus included in the registration statement or filed with the Commission pursuant to Rule 424(a) under the Act (each, a “Preliminary Prospectus”), financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations) is referred to herein as the “Registration Statement.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Preliminary Prospectus, subject to completion, dated __________, 2011, that was included in the Registration Statement immediately prior to the Applicable Time, as supplemented by the pricing information communicated to potential investors, is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.” Any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Public Securities is hereinafter called an “Issuer Free Writing Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein. The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means [___ am/pm on _________________, 2011], on the Effective Date or such other time as agreed to by the Company and the Representatives.

2.1.2.          Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number 001-35022) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Firm Shares and the Option Shares.  The registration of the Firm Shares and the Option Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

2.1.3.          Registration under the Exchange Act and Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and have been approved for listing on The NASDAQ Global Market (“NASDAQ”). The Company is admitted to the official list of the Australian Securities Exchange (“ASX”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from NASDAQ or ASX, nor has the Company received any notification that the Commission, NASDAQ or ASX is contemplating terminating such registration or listing except as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

2.2           Effectiveness of Registration Statement; No Stop Orders, etc. The Registration Statement and any post-effective amendment thereto have been declared effective by the Commission and, other than the Rule 462 Registration Statement, if any, which became effective upon filing, no other document with respect to the Registration Statement following the declaration of effectiveness has been filed under the Act with the Commission. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any post-effective amendment thereto or the Rule 462 Registration Statement, if any, or any Preliminary Prospectus or Issuer Free Writing Prospectus, or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3           Disclosures in Registration Statement, Preliminary Prospectus, Pricing Prospectus and Prospectus.

2.3.1.          10b-5 Representation.  At the respective times the Registration Statement, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any):

(i)           Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(i) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representatives expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: the name of each Underwriter and the allocation of the number of shares in the table following the first paragraph; the first and second sentences in the first paragraph under the heading “Pricing of Securities;” and the second paragraph under the heading “Other Terms” (the “Underwriters’ Information”).

(ii)           The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed on Schedule II attached hereto, taken together as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, if any, listed on Schedule II attached hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

(iii)           The Company meets the general eligibility requirements for use of Form F-1 under the Act. The Company is a “foreign private issuer” (as defined in Rule 405 under the Act) as of the date of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and any Issuer Free Writing Prospectus. At the time of filing the Registration Statement, the Company was not an “ineligible issuer” (as defined in Rule 405 under the Act). The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects with the requirements of the Act and the Regulations, and do not and will not, as of the Effective Date as to the Registration Statement and the applicable effective date of any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.3.2.          Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Registration Statement, the Pricing Prospectus and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company, its Subsidiaries (as hereinafter defined) and its or their affiliates is a party or by which it is or may be bound or affected and that is (i) referred to in the Registration Statement, the Pricing Prospectus and the Prospectus, or (ii) is material to the business of the Company or any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each a “Subsidiary” and together the “Subsidiaries”), has been duly authorized and validly executed by the Company and each Subsidiary, as applicable, is in full force and effect (assuming due authorization and valid execution by the other party thereto) and is enforceable against the Company and its Subsidiaries, as applicable, and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the U.S. federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company or its Subsidiaries, as applicable, and neither the Company nor any Subsidiary nor, to the best of the Company’s knowledge, any other party is in default thereunder, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder by the Company or any Subsidiary or, to the Company’s knowledge, by the other party thereto. To the best of the Company’s knowledge, performance by the Company or its Subsidiaries of the material provisions of such agreements or instruments, as applicable, will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company and its Subsidiaries or any of its or their assets or businesses.

2.3.3.          Prior Securities Transactions.  No securities of the Company have been sold by the Company, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus.

2.3.4.          Regulations. The disclosures in the Registration Statement, the Pricing Prospectus and the Prospectus concerning the effects of U.S. federal, state and local, Australian and other foreign regulation on this Offering and the Company’s and its Subsidiaries’ business as currently contemplated are true, correct and complete in all material respects, and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus which are not so disclosed.

2.4           Changes After Dates in Registration Statement.

2.4.1.          No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company and its Subsidiaries, (ii) there have been no material transactions entered into by the Company and its Subsidiaries, including, without limitation, related party transactions, other than as contemplated pursuant to this Agreement, and (iii) no officer or director of the Company or any Subsidiary has resigned from any position with the Company or any Subsidiary.

2.4.2.          Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries have not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business and consistent with past practice; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5           Independent Accountants.  To the knowledge of the Company, Grant Thornton Audit Pty Ltd (“Grant Thornton”), whose report is filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act. Grant Thornton has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, provided to the Company and its Subsidiaries any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6           Financial Statements, etc.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus comply with the applicable requirements of the Act and the Regulations, the Australian Corporations Act 2001 (Cth) and the regulations thereunder (“Corporations Act”) and fairly present the consolidated financial position and the results of operations of the Company and its consolidated Subsidiaries at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), consistently applied throughout the periods involved; and no supporting schedules are required to be included in the Registration Statement. The Registration Statement, the Pricing Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company and its consolidated Subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations or liquidity. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (a) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company and its Subsidiaries have not declared or paid any dividends or made any distribution of any kind with respect to its or their capital stock, (c) there has not been any change in the capital stock of the Company or any Subsidiary or any grants under any stock compensation plan of the Company or any Subsidiary, and (d) there has not been any material adverse change in the long-term or short-term debt of the Company or any Subsidiary.

2.7           Issued Capital; Options, etc.  The Company had, at the date or dates indicated in the Registration Statement, the Pricing Prospectus and the Prospectus, the duly issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Prospectus and the Prospectus, on the Effective Date and the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any Shares of the Company or securities of its Subsidiaries, or any security convertible into Shares of the Company or securities of its Subsidiaries, or any contracts or commitments to issue or sell Shares or any such options, warrants, rights, securities or convertible securities.

2.8           Corporate Records.  The minute books and corporate records of the Company and its Subsidiaries delivered to the Representatives and its counsel are true and correct in all material respects and contain all minutes of all meetings convened and all resolutions adopted by the directors (and any committees of such directors) and shareholders of the Company and its Subsidiaries since January 1, 2007 and, as of the Closing Date, will contain all of the minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Company and its Subsidiaries. No resolutions have been adopted by the directors and shareholders of the Company and its Subsidiaries except as set forth in such minute books and corporate records.

2.9           Valid Issuance of Securities, etc.

2.9.1.          Outstanding Securities.  All issued and outstanding securities of the Company and its Subsidiaries issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All of the issued and outstanding securities of the Company and its Subsidiaries issued prior to the transactions contemplated by this Agreement have been issued in compliance in all material respects with all applicable securities laws. The share capital of the Company conforms in all material respects to the description of the share capital as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus at the date or dates indicated in the Registration Statement, the Pricing Prospectus and the Prospectus, as the case may be.

2.9.2.          Securities Sold Pursuant to this Agreement.  The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid, rank equally with the existing Shares on issue, and the Purchasers of the Public Securities will acquire good marketable title to the Public Securities, free and clear of any pledge, lien, encumbrance, security interest, claim or equity; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been or will prior to issue be duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

2.10           Registration Rights of Third Parties.  Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company under applicable Australian securities laws or pursuant to the Act.

2.11           Validity and Binding Effect of Agreements.  This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under U.S. federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.12           No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries pursuant to the terms of any agreement or instrument to which the Company and its Subsidiaries are a party; (ii) result in any violation of the provisions of the Company’s Constitution (as the same may be amended from time to time, the “Constitution”) or the applicable organizational documents of any Subsidiary, in each case as of the date hereof and as of the applicable Closing Date; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company and its Subsidiaries or any of its or their properties or business constituted as of the date hereof including regulatory guidance and class orders of the Australian Securities and Investments Commission (“ASIC”) and rules of any securities exchange including ASX and NASDAQ.

2.13           No Defaults; Violations.  No material default by the Company or its Subsidiaries exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or its Subsidiaries are a party or by which the Company and its Subsidiaries may be bound or to which any of the properties or assets of the Company and its Subsidiaries is subject. The Company is not in violation of any term or provision of its Constitution. The Company is not in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its or their properties or businesses except for such violations as would not have a material adverse effect on the assets, business or results of the Company and its Subsidiaries.

2.14           Corporate Power; Licenses; Consents.

2.14.1.                     Conduct of Business.  Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries have all requisite corporate power and authority, and have all necessary authorizations, approvals, orders, licenses, certificates and permits (collectively, “Governmental Licenses”) that they need as of the date hereof to conduct their respective business as currently conducted and as proposed to be conducted as described in the Registration Statement, the Pricing Prospectus and the Prospectus; the Company is in compliance with the requirements of all such Governmental Licenses in all material respects; all such Governmental Licenses are valid and in full force and effect; the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation, suspension, modification, withdrawal, or termination of any such Governmental Licenses, and there are no facts or circumstances, including, without limitation, facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to the Company, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses; and the Company has no reason to believe that any party granting any such Governmental Licenses is considering revoking, suspending, modifying, withdrawing, or terminating the same in any material respect. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

2.14.2.                     Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection herewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, except with respect to applicable U.S. federal and state securities laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the listing rules of ASX (as amended or waived from time to time)(“ASX Listing Rules”) and settlement and operating rules of ASX (as amended from time to time)(“ASX Settlement Operating Rules”).

2.15           D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and principal shareholders immediately prior to the Offering (each, an “Insider” and, collectively, the “Insiders”), as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Pricing Prospectus and the Prospectus is true and correct in all respects and the Company has not become aware of any information which would cause such information to become inaccurate, incorrect or incomplete.

2.16           Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company, any of its Subsidiaries or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the Shares on The NASDAQ Global Market.

2.17           Good Standing.  Each of the Company and its Subsidiaries has been duly organized and, to the extent applicable under relevant law, is validly existing as a corporation, and is duly qualified to do business as currently conducted and as proposed to be conducted in each jurisdiction in which its ownership or lease of property or the conduct of its business currently requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company or its Subsidiaries.

2.18           Stop Orders.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

2.19           Transactions Affecting Disclosure to FINRA.

2.19.1.                     Finder’s Fees.  Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company, its Subsidiaries or any Insider with respect to the sale of the Public Securities hereunder, or any other arrangements, agreements or understandings of the Company, its Subsidiaries or, to the Company’s knowledge, any of its or their shareholders that may affect the Underwriters’ compensation as determined by FINRA.

2.19.2.                     Payments Within Twelve Months.  Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, within the twelve months prior to the Effective Date, neither the Company nor any Subsidiary has made any direct or indirect payments (in cash, securities or otherwise) to (i) any person as a finder’s fee, consulting fee or otherwise in consideration of such person raising capital for the Company or its Subsidiaries or introducing to the Company and its Subsidiaries persons who raised or provided capital to the Company or its Subsidiaries, (ii) to any FINRA member, or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.19.3.                     Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.19.4.                     FINRA Affiliation.  To the Company’s knowledge, no officer, director or principal shareholder of the Company has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representatives and DLA Piper if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Shares (or securities convertible into Shares) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.19.5.                     Information. All information provided by the Company in its FINRA Questionnaire to DLA Piper specifically for use by DLA Piper in connection with its COBRADesk filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.20           Foreign Corrupt Practices Act.  Neither the Company nor its Subsidiaries nor any of the directors, employees or officers of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company and its Subsidiaries (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company and its Subsidiaries. The Company and its Subsidiaries have taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company and its Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.21           Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 (as amended) if applicable, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the jurisdictions in which the Company or any of its Subsidiaries conduct, or propose to conduct, their respective operations or activities (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

2.22           Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering of the Public Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.23           Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to the Representatives or to DLA Piper shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.24           Lock-Up Period.

2.24.1.                     Except as contemplated by the Registration Statement, each of the Company’s officers and directors holding Shares (or securities convertible into Shares) (the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit A-1 that for a period of 180 days from the effective date of the Registration Statement (the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into or exercisable or exchangeable for Shares, without the prior written consent of the Representatives. The Representatives may consent to an early release from the applicable Lock-Up period if, in their opinion, the market for the Shares would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company has caused each of the Lock-Up Parties to deliver to the Representatives the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

2.24.2.                     The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Representatives, it will not, for a period of 180 days from the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this paragraph 2.24.2 shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of ordinary shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement or of which the Representatives have been advised in writing or (iii) the issuance by the Company of option or shares of capital stock of the Company under any stock compensation plan of the Company approved by the Board of Directors of the Company prior to the date hereof.

2.24.3.                     Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by paragraph 2.24 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive such extension.

2.25           Subsidiaries.  The Company’s ownership and control of each direct and indirect Subsidiary is as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

2.26           Related Party Transactions.  Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no business relationships or related party transactions involving the Company, its Subsidiaries or any Insider or other person required to be described in the Prospectus, whether pursuant to the Act and the Regulations, Australian securities laws or the ASX Listing Rules, that have not been described as required. The descriptions of the events and transactions set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Related Party Transactions” are true, correct and complete in all material respects.

2.27           Corporate Governance. The Company is, and will be on the Closing Date, in material compliance with the applicable corporate governance requirements of the Corporations Act, the Exchange Act and the regulations thereunder, The NASDAQ Stock Market LLC, and the ASX.

2.28           Sarbanes-Oxley Compliance.

2.28.1.                     Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.28.2.                     Compliance.  The Company is, and will be on the Closing Date, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it as of the Effective Date, and has implemented or will implement such programs and take reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.29           Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Registration Statement, the Pricing Prospectus and the Prospectus truly, correctly and completely describes (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Board of Directors of the Company and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Grant Thornton regarding such disclosure.

2.30           No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Public Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.31           No Labor Disputes. No labor dispute with the employees of the Company or its Subsidiaries, as the case may be, exists or, to the Company’s knowledge, is threatened or imminent. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of its principal suppliers, manufacturers or contractors, as applicable. Without limiting the generality of the foregoing, the Company and its Subsidiaries are in compliance in all material respects with the labor and employment laws and collective bargaining agreements applicable to its and their employees.

2.32           Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company and its Subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable Australian, U.S. federal, state and local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release (as hereinafter defined) or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such matter as would not have a material adverse effect on the assets, business or results of operations of the Company or its Subsidiaries, and (iii) (a) there are no proceedings that are pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, (b) the Company and its Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could have a material adverse effect on the assets, business or results of operations of the Company or its Subsidiaries, and (c) none of the Company and its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

2.33           Intellectual Property.  Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission, all patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, proprietary rights and processes (“Intellectual Property”) that are necessary for the conduct of the business of the Company and its Subsidiaries now operated by them, or as proposed to be operated by them, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for such failure to own or have the right to use as would not have a material adverse effect on the assets, business or results of operations of the Company or its Subsidiaries, without any material conflict with or infringement of the interests of others, and the Company and its Subsidiaries have taken all reasonable steps necessary to secure or perfect their interests in such Intellectual Property and have taken all reasonable steps necessary to secure assignment of such Intellectual Property from their employees and contractors, (ii) the Company has no knowledge of any infringement by any third party of any Intellectual Property of the Company and its Subsidiaries, (iii) the Company is not a party to outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company and its Subsidiaries except as would not have a material adverse effect on the assets, business or operations of the Company and its Subsidiaries, (iv) the Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect, (v) to the Company’s knowledge, none of the technology or information employed by the Company and its Subsidiaries has been obtained or is being used by the Company and its Subsidiaries in violation of any contractual or fiduciary material obligation binding on the Company and its Subsidiaries or any of its or their directors or executive officers, or any of its or their employees, or otherwise in violation of the rights of any third party, (vi) neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral communications alleging that the Company or its Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, violates, infringes or conflicts with any of the Intellectual Property of any other person or entity or engages in unfair competition or trade practice, and the Company is unaware of any facts which could form a reasonable basis for such allegations, and (vii) and the Company and its Subsidiaries have taken reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent required to do so by contract or under law, the confidential information of third parties in their possession.

2.34           Taxes Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with, or included as part of, the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Representatives, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” means all Australian, U.S. and other foreign federal, state and local, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, linkage differentials, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.35           Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the assets, business or results of operations of the Company taken as a whole.

2.36           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus or the Prospectus has been made without a reasonable basis or has been disclosed other than in good faith.

2.37           Stabilization. None of the Company and its Subsidiaries or, to the Company’s knowledge, any of its or their employees, officers or directors, have taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

2.38           Offering Materials. The Company has not distributed and will not distribute prior to the completion of the distribution of the Public Securities, any offering material in connection with the Offering other than the Registration Statement, the Pricing Prospectus, the Prospectus and Issuer Free Writing Prospectus listed on Schedule II attached hereto or such other materials reviewed and approved by the Representatives or otherwise required by applicable law.

2.39           Statistical and Market Data. Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

2.40           Transaction Documents under Australian Law. As of the date hereof and as of the Closing Date and any Option Closing Date, this Agreement is in proper form to be enforceable against the Company in Australia in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Australia of this Agreement, it is not necessary that the such agreement be filed or recorded with any court or other authority in Australia (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp duty if the such agreements are executed in or brought into Australia) in Australia be paid on or in respect of such agreements or any other documents to be furnished hereunder, other than court costs, including filing fees and deposits to guarantee judgment required by Australian laws and regulations.

2.41           Choice of Law. The courts of Australia recognize and give effect to the choice of law provisions set forth in Section 9.6.1 hereof and will enforce judgments of U.S. courts obtained against the Company in connection with this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon, subject to the conditions and qualifications set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

2.42           Australian Securities Laws; Listing on the ASX.

2.42.1.                     The Company is a public company duly incorporated under the laws of Australia. The Company is admitted to the official list of the ASX, its Shares are quoted on the ASX and it is in compliance in all material respects with the Corporations Act, the ASX Listing Rules, its Constitution and all other applicable laws including any applicable regulatory guide or class order of ASIC and any binding direction or ruling of ASIC or the ASX given to it. Since January 1, 2007, there are no reports or information required to be disclosed pursuant to the requirements of the Australian securities laws or the ASX that have not been made publicly available.

2.42.2.                     Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Shares are listed on the ASX and the Company has taken no action designed to, or likely to have the effect of, delisting the Shares from the ASX, nor has the Company received any notification that the ASX contemplates terminating such listing.

2.42.3.                     Since January 1, 2010, (i) none of the Company’s filings with the ASX contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, and (ii) the Company has made all filings with the ASX and ASIC required under the applicable Australian securities laws.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1           Amendments to Registration Statement.  The Company will deliver to the Representatives, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and will not file any such amendment or supplement to which the Representatives shall reasonably object in writing.

3.2           Federal Securities Laws.

3.2.1.          Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement, the Pricing Prospectus and the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2.          Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424 of the Regulations and, in any event, not later than the Closing Date.

3.2.3.          Exchange Act Registration.  For a period of three years from the Effective Date, the Company will use its best efforts to maintain the registration of the Shares. The Company will not deregister the Shares under the Exchange Act without the prior written consent of the Representatives.

3.2.4.          Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the Act, without the prior consent of the Representatives. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that its will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the Act, including timely Commission filing where required, legending and record keeping.

3.3           Qualification. The Company agrees to promptly take such action as the Representatives may reasonably request to qualify the Public Securities for offering and sale in transactions exempt from the applicable registration or prospectus requirements under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Public Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

3.4           Delivery to the Underwriters of Prospectuses.  The Company will deliver to each of the Underwriters, without charge, from time to time during the period when a Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representatives two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.5           Effectiveness and Events Requiring Notice to the Representatives.  The Company will notify the Representatives immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any securities commission or regulatory authority of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Representative or the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Prospectus or the Prospectus untrue or that requires the making of any changes (a) in the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any U.S. state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6           Issuance of Public Securities.  The Company shall apply for the Public Securities to be granted official quotation on ASX and thereafter use its best endeavours to procure that official quotation is granted and commences for the Public Securities on ASX on the allotment date for such Shares.  The Company shall procure that holding statements in respect of Public Securities allotted are dispatched to the purchasers nominated by the Representatives in accordance with clauses 1.1.2 and 1.2.3 of this Agreement in accordance with the Corporations Act, the Listing Rules and the ASX Settlement Operating Rules.  The Company will comply with sections 708A(5), (6) and (7) of the Corporations Act in relation to the issue of the Public Securities.

3.7           Investor Relations Firm. As of the Effective Date, the Company shall have retained an investor relations firm reasonably acceptable to the Representatives and the Company, which firm will be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representatives for a period of not less than two years after the Effective Date.

3.8           Reports to the Representative. For a period of three years from the Effective Date, the Company will furnish to the Representatives, to the extent not available on the Commission’s website, copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representatives: (i) a copy of each periodic report the Company shall be required to file with the Commission or ASX; (ii) a copy of every press release, ASX announcement and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 6-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Act and five copies of each prospectus or other disclosure document prepared by the Company under the Corporations Act; (v) such additional documents and information with respect to the Company and its Subsidiaries as the Representatives may from time to time reasonably request; provided the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and DLA Piper in connection with the Representatives’ receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representatives pursuant to this Section.

3.9           Payment of Expenses.

3.9.1.          General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Option Shares) with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Shares on NASDAQ; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as the Representatives may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any blue sky surveys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representatives may reasonably deem necessary; (g) the costs of preparing, printing and delivering holding statements representing the Shares; (h) fees and expenses of the share registry and transfer agent for the Shares; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; (l) $16,000 for Underwriters’ use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering; and (m) the Underwriter’s actual “road show” expenses for the Offering.  In addition to the foregoing the Company shall reimburse the Representatives, promptly upon receipt of an invoice therefor, for all out-of-pocket expenses (including fees and expenses of the Representatives’ counsel, and the fees and expenses of any other independent experts retained by the Representatives) incurred by the Representatives and their designated affiliates in connection with the Offering, subject to written approval by the Company for aggregate costs above $250,000, but in no event shall such reimbursement of expenses exceed 2% of the gross proceeds of the Offering. The Underwriter may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter.

3.9.2.                   Non-accountable Expenses.  The Company further agrees that, in addition to the expenses payable pursuant to Section 3.8.1, on the Closing Date it will pay to the Representatives a non-accountable allowance equal to 1% of the gross proceeds from the issuance of the Shares by deduction from the proceeds of the Offering contemplated herein.

3.10           Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Pricing Prospectus.

3.11           Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.12           Stabilization.  Neither the Company and its Subsidiaries nor, to its knowledge, any of its or their employees, officer or directors will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and the Company and its Subsidiaries shall take reasonable steps designed to prevent its or their employees, officer or directors from taking, directly or indirectly, any such action.

3.13           Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.14           Accountants.  As of the Effective Date, the Company shall retain an independent registered public accounting firm reasonably acceptable to the Representatives, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three years after the Effective Date.  The Representatives acknowledge that Grant Thornton is acceptable to the Representatives.

3.15           FINRA.  The Company shall advise the Representatives (who shall make an appropriate filing with FINRA) if it becomes aware that any director, officer or 5% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Public Securities.

3.16           No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.17           Transfer Agent and Registrar. The Company shall retain, at its expense, a transfer agent and registrar for the Shares acceptable to the Representatives (the “Transfer Agent”). Computershare is acceptable to the Representatives to act as Transfer Agent for the Shares.

3.18           Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b) of the Act, the Company shall file the Rule 462(b) Registration Statement with the Commission by 5:30 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay to the Commission the filing fee for the Rule 462(b) Registration Statement.

3.19           Passive Foreign Investment Company. The Company agrees (i) to make a determination on an annual basis as to whether it was a “passive foreign investment company” within the meaning of Section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”) for the preceding fiscal year, including any qualifications, and (ii) to promptly report such determination in the next filing of an annual report with the Commission and to provide shareholders with the necessary information to make a “qualified electing fund” election as defined under the Code.

3.20           License. Upon request of the Representatives, the Company will furnish, or cause to be furnished, to the Underwriters an electronic version of the Company’s trademarks, service marks and corporate logo for use on the websites, if any, operated by the Underwriters for the purpose of facilitating the Offering (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

3.21           Listing. The Company shall use its reasonable best efforts to maintain the listing of the Shares on NASDAQ for a period of at least three years.

4.           Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder and (iv) the following conditions:

4.1           Regulatory Matters.

4.1.1.          Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of DLA Piper.

4.1.2.          FINRA Clearance.  By the Effective Date, the Representatives shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.          NASDAQ Stock Market Clearance.  On the Closing Date, the Company’s Shares, including the Firm Shares shall have been approved for listing on NASDAQ.

4.2           Company Counsel Matters.

4.2.1.          Closing Date Opinion of Counsel.  On the Closing Date, the Representatives shall have received the favorable opinions of Baker & McKenzie, US and Australian counsel to the Company, dated the Closing Date, addressed to the Representatives in a form reasonably acceptable to the Representatives and their counsel.

4.2.2.          A letter from Baker & McKenzie to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Pricing Prospectus and Prospectus contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading; or the Pricing Prospectus, at the Applicable Time or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view and shall not be deemed to have rendered an opinion with respect to the financial information, statistical data and information and matters regarding non-United States laws, rules and regulations (other than Australia law) included in the Registration Statement or the Prospectus).

4.2.3.          On the Closing Date, the Representatives shall have received the favorable opinion of Wong & Partners, Malaysian counsel to the Company, reasonably acceptable to the Representatives, related to due incorporation of such subsidiaries under Malaysian law, good standing of such subsidiaries and valid ownership of the subsidiaries’ capital stock, non-contravention of local laws in connection with the Underwriting Agreement and issuance of the Shares and that any description of laws in the registration statement are true and correct in all material respects.

4.2.4.          On the Closing Date, the Representatives shall have received the favorable opinion of Bhavesh Desai, Company Secretary for the Company's Indian subsidiaries, reasonably acceptable to the Representatives, related to due incorporation of such subsidiaries under Indian law, and good standing of such subsidiaries and valid ownership of the subsidiaries’ capital stock, non-contravention of local laws in connection with the Underwriting Agreement and issuance of the Shares and that any description of laws in the registration statement are true and correct in all material respects.

4.2.5.          Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representatives shall have received the favorable opinions of each counsel listed in Sections 4.2.1 through 4.2.3, dated the Option Closing Date, addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives, confirming as of the Option Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

4.2.6.          Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representatives) of other counsel reasonably acceptable to the Representatives, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to DLA Piper if requested.

4.3           Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a cold comfort letter with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus, addressed to the Representatives and in form and substance satisfactory in all respects to you and to DLA Piper from Grant Thornton dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any.

4.4           Officers’ Certificates.

4.4.1.          Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

4.4.2.          Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Company Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Company’s constitution and organizational documents, as the case may be are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Pricing Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6           Delivery of Agreements.

4.6.1.          Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representatives executed copies of this Agreement and the Lock-Up Agreements.

5.	Indemnification.

5.1           Indemnification of the Underwriters.

5.1.1.          General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representatives that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the Offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, The NASDAQ Global Market, ASX or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter (including the Underwriter Information) expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Pricing Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.2 hereof. The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

5.1.2.          Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer or Controlling Person, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person (and identified to the Company in writing) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2           Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement, or each director of the Company at the time that Registration Statement becomes effective against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions of a material fact, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus, the Registration Statement, the Pricing Prospectus or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3           Contribution.

5.3.1.          Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Public Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.

5.3.2.          Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.	Default by an Underwriter.

6.1           Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2           Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.8 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3           Postponement of Closing Date.  In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Public Securities.

7.	Additional Covenants.

7.1           Prohibition on Press Releases and Public Announcements.  The Company will not issue press releases or engage in any other publicity, without the Representatives’ prior written consent, for a period beginning on the date hereof and ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.2           Holding of Shares representing more than 20%.  To the extent that an Underwriter acquires a relevant interest (within the meaning of Chapter 6 of the Corporations Act) in the Company’s Shares pursuant to this Agreement which results in the Underwriter increasing its voting power in the Company (within the meaning of Chapter 6 of the Corporations Act) from 20% or below to more than 20%, such Underwriter shall use reasonable endeavours to (i) reduce its voting power in the Company to 20% or less within 14 days of the issue of the Public Securities to the Underwriters pursuant to this Agreement; (ii) not exercise any voting rights attaching to the Public Securities which it has purchased pursuant to this Agreement in excess of 20% without first obtaining the consent of ASIC; and (iii) use its best endeavours to obtain as wide a placement as possible of the Firm Shares at the offering price following acquisition by the Underwriters under this Agreement (meaning for this purpose that the Firm Shares will be allocated amongst purchasers who have submitted expressions of interest in the Firm Shares and none of whom will be allocated more than a 20% interest in the Company).

8.	Effective Date of this Agreement and Termination Thereof.

8.1           Effective Date.  This Agreement shall become effective when both the Company and the Representatives have executed the same and delivered counterparts of such signatures to the other party.

8.2           Termination.  The Representatives shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States or Australia; or (ii) if trading on the ASX, New York Stock Exchange, the NASDAQ, the NASDAQ Global Select Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States or Australia shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by Australia or a New York State or U.S. federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the Australian or United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representatives’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities, or (ix) if ASIC investigations or prosecutions are launched or court hearings are held in relation to the Offering or this Agreement, or (x) if ASX announces that the Shares in the Company will be delisted, removed from quotation, withdrawn from admission to trading status or suspended from quotation, or (xi) a director of the Company: (a) is charged with an indictable offence relating to any financial or corporate matter or any regulatory body commences any public action against the director in his or her capacity as a director of the Company or announces that it intends to take any such action; or (b) is disqualified from managing a corporation under sections 206B, 206C, 206D, 206E, 206F or 206G of the Corporations Act.

8.3           Expenses.  Except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever(and as a result the Offering is not completed), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of DLA Piper) up to an aggregate of $250,000 subject to written approval by the Company; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

8.4           Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.	Miscellaneous.

9.1           Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representatives:

Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, NY 10004.
Attn: President
Fax No.: 646-465-9039

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020
Attn: General Counsel
Fax No.: 646-841-1640

Copy to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Attn: Yvan-Claude Pierre, Esq.
Tel No.: (212) 335-4500
Fax No.: (212) 335-4501

If to the Company:

Mission NewEnergy Limited
Tempo Offices, Unit B9
431 Roberts Road
Subiaco, WA 6008
Australia
Attn: Guy Burnett
Tel: +61 8 9443 9512
Fax: +61 8 9201 1958

Copy to:

Baker & McKenzie
Level 27, AMP Centre
50 Bridge Street
Sydney, NSW 2000
Australia
Attn: Andrew Reilly
Tel No.: +61 2 9225 0200
Fax No.: +61 2 9225 1595

9.2           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3           Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4           Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5           Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6           Governing Law; Consent to Service of Process.

9.6.1.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

9.6.2.          Consent to Service of Process. The Company irrevocably appoints [National Registered Agents, Inc.] as its agent for service of process in any suit, action or proceeding described in Section 9.6.1 hereof and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect for the longer of five years or the expiration of the applicable statute of limitations.

9.7           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8           Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours, Executed as an agreement by MISSION NEWENERGY LIMITED acting:

By:
Name: Nathan Mahalingam
Title: Chief Executive Officer and Director

By:	/s/
Name: Guy Burnett
Title: Chief Financial Officer, Director and Company Secretary

Accepted on the date first above written. CHARDAN CAPITAL MARKETS, LLC

By:	/s/
Name:
Title

RODMAN & RENSHAW, LLC

By:	Name:
Title:

SCHEDULE I

EXHIBIT A-1

Lock-Up Agreement

___________ __, 20__

Chardan Capital Markets, LLC
Rodman & Renshaw, LLC
c/o	Chardan Capital Markets, LLC
17 State Street
Suite 1600
New York, New York 10004

Ladies and Gentlemen

The undersigned understands that Chardan Capital Markets, LLC and Rodman & Renshaw, LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Mission NewEnergy Limited, an Australian corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Representatives of ordinary shares no par value, of the Company (the “Shares”).

To induce the Representatives to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period (the “Lock-Up Period”) commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of the Representatives in connection with (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with any subsequent sale of Shares or other securities acquired in such open market transactions, (b) if the undersigned is an individual, transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement (this “Agreement”) and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-Up Period, (c) if the undersigned is, or directly or indirectly controls, a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value provided that in the case of any transfer or distribution pursuant to clause (c), (i) each transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this Agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-Up Period, (d) any pledge or transfer of Shares as collateral for a bona fide loan provided that in the case of any pledge or transfer pursuant to clause (d), (i) each lender shall sign and deliver a lock-up letter substantially in the form of this Agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-Up Period, (e) upon the acceptance by the undersigned into a takeover offer for the Company under Chapter 6 of the Australian Corporations Act 2001 (Cth) provided that the holders of at least half of the Company's Shares that are not subject to a Lock-Up Period have accepted the offer and on the condition that the undersigned's Shares will continue to be subject to the restrictions set out in this Agreement for the remainder of the Lock-Up Period if the takeover offer does not become unconditional or (f) a transaction involving a merger by scheme of arrangement undertaken in accordance with the requirements of the Australian Corporations Act 2001 (Cth) pursuant to which Shares will be transferred to a third party or cancelled.

In addition, the undersigned agrees that during the Lock-Up Period and except for the registration statement relating to the Public Offering, the undersigned, without the prior written consent of the Representatives, will not make any demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this Agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Representatives waive such extension.

The undersigned shall not engage in any transaction that may be restricted by this Agreement during the 34-day period beginning on the last day of the Lock-Up Period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this Agreement have expired.

The undersigned understands that the Company and the Representatives are relying upon this Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by          , 2011, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, this Agreement shall be void and of no further force or effect.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.

Very truly yours,
(Name):
(Address)

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